EXHIBIT 3.1

                                  AMENDMENT

                                     TO

                            BY-LAWS (AS AMENDED)

                                     OF

                    GENERAL EMPLOYMENT ENTERPRISES, INC.


        The following amendment to the By-Laws (as amended) of General Employment Enterprises, Inc. (the "Company") was approved by the Company's Board of Directors on June 22, 2009:

        1. Effective as of June 30, 2009, Article II, Section 13 of the By-Laws was amended and restated in its entirety as follows:

             "SECTION 13. [INTENTIONALLY OMITTED.]"